Exhibit 99.1

Contact: Steve Zenker

VP of Investor Relations & Communications

Central Garden & Pet

925.948.3657

CENTRAL GARDEN & PET ANNOUNCES PRICING OF $50 MILLION OF SENIOR SUBORDINATED NOTES

WALNUT CREEK, CALIFORNIA, February 8, 2012 — Central Garden & Pet Company (NASDAQ: CENT)(NASDAQ: CENTA) (“Central”) today announced that it has priced a private placement of $50 million of its 8.25% senior subordinated notes due 2018 at price of 98.501% of the principal amount of the notes, plus accrued interest from September 1, 2011 to the closing date. The notes are part of a series of 8.25% senior subordinated notes due 2018 issued by the company on March 8, 2010. After completion of the offering, the aggregate principal amount of the 8.25% senior subordinated notes due 2018 will total $450 million. Central intends to use the net proceeds from the offering to pay a portion of the outstanding balance under its senior secured revolving credit facility.

The notes are being made available in a private offering that is exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”), with closing expected to occur on February 13, 2012, subject to customary closing conditions.

The notes are being offered only to “qualified institutional buyers” as defined in Rule 144A under the Securities Act. The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This news release does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other security, nor will there be any sale of any security in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Central Garden & Pet Company is a leading innovator, marketer and producer of quality branded products for the lawn & garden and pet supplies markets. Committed to new product innovation, our products are sold to specialty independent and mass retailers. Participating categories in Lawn & Garden include: Grass seed and the brands PENNINGTON®, SMART SEED® and THE REBELS®; wild bird feed and the brand PENNINGTON®; weed and insect control and the brands AMDRO®, SEVIN®, IRONITE® and OVER-N-OUT®; and decorative outdoor patio products and the brands NORCAL POTTERY®, NEW ENGLAND POTTERY® and MATTHEWS FOUR SEASONS™. We also provide a host of other regional and application-specific garden brands and supplies. Participating categories in Pet include: Animal health and the brands ADAMS™ and ZODIAC®; aquatics and reptile and the brands OCEANIC SYSTEMS®, AQUEON® and ZILLA®; bird & small animal and the brands KAYTEE®, SUPER

PET® and CRITTER TRAIL®; dog & cat and the brands TFH™, NYLABONE®, FOUR PAWS®, PINNACLE® and AVODERM®; and equine and the brands FARNAM®, BRONCO® and SUPER MASK®. We also provide a host of other application-specific pet brands and supplies. Central Garden & Pet Company is based in Walnut Creek, California, and has approximately 4,100 employees, primarily in North America. For additional information on Central Garden & Pet Company, including access to the Company’s SEC filings, please visit the Company’s website at www.central.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts, including achieving sustainable long-term growth and improved profitability, forecasted cost reductions and sales increases and improved efficiency and profitability from the Company’s transformation initiatives, are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks are described in the Central’s Annual Report on Form 10-K, filed on November 21, 2011, and other Securities and Exchange Commission filings. Central undertakes no obligation to publicly update these forward-looking statements to reflect new information, subsequent events or otherwise.